                                  EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-79437 of JCC Holding Company on Form S-8 of our report dated March 30, 2001, appearing in this Annual Report on Form 10-K of JCC Holding Company for the year ended December 31, 2000.



/S/  Deloitte & Touche LLP

Memphis, Tennessee
March 30, 2001